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                                                                     EXHIBIT 4.9


                         REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of November 13, 2001, among Hyseq, Inc., a Nevada corporation (the "Company"), and Affymetrix, Inc. a Delaware corporation (the "Investor").

        WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and among Callida Genomics, Inc., a Delaware corporation, the Investor and the Company, the Investor has agreed to extend credit to the Company and to purchase one or more Promissory Notes of the Company (collectively, the "Promissory Notes"); and

        WHEREAS, the extension of credit to the Company pursuant to the Promissory Notes and the purchase of the Promissory Notes is conditioned upon the execution and delivery by the Company of this Agreement.

        NOW THEREFORE, the Company and the Investor hereby agree as follows:

        1. DEFINITIONS.

        Terms used and not otherwise defined herein that are defined in the Promissory Notes, shall have the meanings given such terms in the Promissory Notes. As used in this Agreement, the following terms shall have the following meanings:

        "Closing Date" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

        "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

        "Common Stock" means the Company's common stock, par value $0.001 per share.

        "Effectiveness Date" means the 180th day following the Closing Date.

        "Effectiveness Period" shall have the meaning set forth in Section 2(a).

        "Event" shall have the meaning set forth in Section 2(b).

        "Event Date" shall have the meaning set forth in Section 2(b).

        "Event Notice Date" shall have the meaning set forth in Section 2(b).

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

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        "Exercise Notice" shall have the meaning set forth in Section 2(b).

        "Filing Date" means the 60th day following the Closing Date.

        "Holder" means the beneficial owner of Registrable Securities. For all purposes of this Agreement, the Company shall be permitted to treat the record owner of Registrable Securities as the beneficial owner thereof unless the Company has been given written notice of the existence and identity of a different beneficial owner.

        "Indemnified Party" shall have the meaning set forth in Section 5(c).

        "Indemnifying Party" shall have the meaning set forth in Section 5(c).

        "Losses" shall have the meaning set forth in Section 5(a).

        "Materially Detrimental" means, in the good faith judgment of the Board of Directors of the Company as set forth in a certificate signed by the President, Chief Financial Officer or General Counsel of the Company, the filing in question would be materially detrimental to the Company by reason of (i) any Proceeding before, or material event involving, the Food and Drug
Administration, or (ii) any proposal or plan of the Company or any of its subsidiaries to engage in any sale, acquisition, merger, consolidation, reorganization, tender offer or similar transaction.

        "Note Holder" means the beneficial owner of a Promissory Note. For all purposes of this Agreement, the Company shall be permitted to treat the record owner of Promissory Notes as the beneficial owner thereof unless the Company has been given written notice of the existence and identity of a different beneficial owner.

        "Option Price" as of a specified date means the quotient obtained by dividing (i) the aggregate principal and interest under Promissory Notes that has theretofore been exchanged for the Option Shares and (ii) the total number of Option Shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) theretofore issued.

        "Option Shares" shall have the meaning set forth in Section 2(b).

        "Person" shall mean an individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, firm, limited liability company, joint venture, trust, estate, or other entity, association or organization, whether constituting a separate legal entity or not.

        "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        "Promissory Notes" shall have the meaning set forth in the recitals hereto.


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        "Prospectus" means the prospectus included in a Registration Statement
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "Put Period" means a period of sixty (60) days commencing at the time each Registrable Security is delivered to a Holder pursuant to the Promissory Notes.

        "Puttable Securities" shall have the meaning set forth in Section 2(b).

        "Registrable Securities" means any Security except any Security which
(i) has been effectively registered under the Securities Act and sold in a manner contemplated by a Registration Statement or (ii) has been transferred in compliance with Rule 144 or is transferable pursuant to paragraph (k) of Rule 144.

        "Registration Statement" means the registration statement required to be filed hereunder including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

        "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

        "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

        "Security" and "Securities" means all or any portion of the shares of Common Stock issued or issuable from time to time in exchange for any amounts due under the Promissory Notes; and any securities issued successively in exchange for or in respect of any of the foregoing, whether pursuant to a merger or consolidation, as a result of any successive stock split or reclassification of, or stock dividend on, any of the foregoing or otherwise.


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        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Special Counsel" means Sullivan & Cromwell, special counsel to the Investor, for so long as the Investor shall be a Holder or a Note Holder.

        "Stock Purchase Agreement" shall have the meaning set forth in the recitals hereto.

        "Trading Market" means the Nasdaq National Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

        2.     REGISTRATION.

               (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the offer and sale of all Registrable Securities for an offering to be made on a continuous or delayed basis by the Holders pursuant to Rule 415 (if the Company files such Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this requirement). The Registration Statement shall be on Form S-3 (except if such form is not then available to the Company, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (except if otherwise directed by the Holders) the "Plan Of Distribution" attached hereto as Annex A. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act prior to the Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for so long as there shall remain outstanding any Registrable Securities or any principal or interest is outstanding under the Promissory Notes (the "Effectiveness Period"); provided, that the Company shall not be deemed to have used its commercially reasonable efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holders not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

               (b) If, at any time during a Put Period, (i) a Registration Statement ceases to be effective as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period without being succeeded within ten Trading Days, or if it would be Materially Detrimental, twenty Trading Days, by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, (ii) an amendment to a Registration Statement is not filed by the Company with the Commission within ten Trading Days or if it would be Materially Detrimental, twenty Trading Days, of the Commission's notifying the Company that such amendment is required in order for such


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Registration Statement to be declared effective, (iii) the Common Stock is not listed or quoted, or is suspended from trading, on the Trading Market for a period of three Trading Days in such Put Period (which need not be consecutive Trading Days) or (iv) the Company at any time fails to comply with Section 3(l) hereof (any such failure or breach being referred to as an "Event" and for purposes of clauses (i) and (ii) the date on which the applicable Trading Day-period is exceeded, or for purposes of clause (iii) the date on which such three Trading Day period is exceeded, or for purposes of clause (iv) the date on which the Company fails to comply with Section 3(l) hereof, being referred to as an "Event Date"), then each Holder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the right, at such Holder's option, to sell to the Company all or a portion of the Registrable Securities delivered to such Holder at the commencement of, or at any time during, the Put Period (such Registrable Securities being referred to herein as the "Puttable Securities") on the following terms and conditions:

               (A) The Company shall deliver each Holder written notice of each Event within three (3) days of such Event (the date of delivery of such notice is referred to herein as the "Event Notice Date").

               (B) Each Holder may exercise its option to sell Puttable Securities to the Company under this Section 2(b) at any time during the period commencing on the Event Date and ending on the date that is thirty (30) days after the Event Notice Date, by providing written notice of such exercise to the Company (the "Exercise Notice"), which notice shall include the number of Puttable Securities such Holder elects to sell to the Company pursuant to this
Section 2(b) (the "Option Shares"). The delivery of an Exercise Notice by a Holder shall constitute an irrevocable commitment by such Holder to sell, and a binding obligation of the Company to purchase, such Holder's Option Shares on the terms and subject to the conditions set forth in this Section 2(b).

               (C) The purchase price per Option Share to be sold to the Company under this Section 2(b) shall be the Option Price as of the date of the Exercise Notice.

               (D) The Company shall reimburse each Holder for any and all fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder's rights under this
Section 2(b).

               (E) The Company shall, within three (3) days of receipt of an Exercise Notice and receipt of the certificate or certificates for the Option Shares to be sold by a Holder under this Section 2(b), pay to the Holder the aggregate purchase price therefor and the amount of fees and expenses reimbursable under this Agreement in lawful tender of the United States in immediately available funds.


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        3.     REGISTRATION PROCEDURES.

        In connection with the Company's registration obligations hereunder, the Company shall:

               (a) Not less than (i) five Trading Days prior to the filing of the Registration Statement or any related Prospectus, (ii) three Trading Days prior to the filing of any pre-effective or post effective amendment to the Registration Statement or (iii) one Trading Day prior to the filing of any supplement to the Registration Statement (other than a prospectus supplement the principal purpose of which is to update the list of selling stock holders), the Company shall, (A) furnish to the Holders (or, if there is no Holder, the Note Holders) and the Special Counsel copies of all such documents proposed to be filed (including documents incorporated by reference and not available on the EDGAR system) which documents will be subject to the review of such Holders (or, if there is no Holder, the Note Holders) and the Special Counsel, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities (or, if there is no Holder, the Note Holders) and the Special Counsel shall reasonably object in good faith.

               (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within ten Trading Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders (or, if there is no Holder, the Note Holders) true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) promptly take such action as may be necessary so that each of the Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto comply in all material respects with the provisions of the Securities Act and the Exchange Act and the respective rules and regulations thereunder.

               (c) Notify the Holders of Registrable Securities to be sold (or, if there is no Holder, the Note Holders) and the Special Counsel as promptly as reasonably possible (and, in the case of a post-effective amendment provided for in (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A)


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when a Prospectus or any Prospectus supplement (other than a prospectus supplement the principal purpose of which is to update the list of selling stock holders) or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference and not superseded untrue in any material respect or that requires any post-effective amendment to the Registration Statement or Prospectus so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any Commission order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

               (e) Furnish to each Note Holder and each Holder and the Special Counsel, without charge (i) at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules and (ii) all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document that is available on the EDGAR system.

               (f) Subject to the provisions of Sections 3(c) and 6(d), the Company (i) shall promptly deliver to each Note Holder and each Holder and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably


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request, and (ii) hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

               (g) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

               (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

               (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (j) Comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).


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               (k) The Company may require each selling Holder to furnish to the
Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

               (l) Notwithstanding any provision to the contrary contained in this Agreement, keep the Registration Statement continuously effective for a period of not less than sixty (60) days from each time of delivery of Registrable Securities pursuant to the Promissory Note and ensure that such Registration Statement and the related Prospectus are continuously usable during such period for resales by the Holders of Common Stock.

               (m) Use its commercially reasonable efforts to take all other steps necessary to effect the registration and offering of the Registrable Securities covered by the Registration Statement contemplated hereby.

        4.     REGISTRATION EXPENSES.

        All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

        5.     INDEMNIFICATION.

        (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a


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margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that
(i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

               (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (i) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act (provided that the Company has delivered a Prospectus to such Holder or a Prospectus is otherwise available via the EDGAR system) or (ii) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (B) the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within

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ten Trading Days of written notice and reasonable documentation thereof to the
Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

               (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this Section 5(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               (e) The indemnity and contribution agreements contained in this
Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

        6.     MISCELLANEOUS.

               (a) Remedies. In the event of a breach by the Company or by the Investor or by a Holder of any of their obligations under this Agreement, the Investor, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company, the Investor and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

               (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement, provided that the Company has delivered a Prospectus to such Holder or a Prospectus is otherwise available via the EDGAR system.

               (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c) but subject to Section 3(l), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

               (e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

               (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities (or, if there is no Holder, the Note Holders). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:     HYSEQ, Inc.
                                670 Almanor Avenue,
                                Sunnyvale, California 94085
                                Facsimile No.:  (408) 524-8141
                                Attn: General Counsel

         With a copy to:        Latham & Watkins
                                135 Commonwealth Drive
                                Menlo Park, California 94025
                                Attn: Alan C. Mendelson
                                Facsimile No.:  (650) 463-2600

         If to the Investor:    Affymetrix, Inc.
                                3380 Central Expressway
                                Santa Clara, California 95051
                                Attn: General Counsel
                                Facsimile No.:

         With a copy to:        Sullivan & Cromwell
                                1870 Embarcadero Road
                                Palo Alto, California 94303
                                Attention:  John L. Savva, Esq.
                                Facsimile No.:  (650) 461-5700

        If to any other Person who is then a registered Holder:

        To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

               (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of the then outstanding Registrable Securities (or, if there is no Holder, the Note Holders). Each Note Holder and each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Promissory Notes.

               (i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

               (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein

(including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

               (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (n) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

               (o) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder is several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       HYSEQ, INC.



                                       By /s/ PETER S. GARCIA
                                          -------------------------------------
                                          Name:  Peter S. Garcia
                                          Title: Sr. VP & CFO


                                       AFFYMETRIX, INC.



                                       By: /s/ BARBARA A. CAULFIELD
                                           -------------------------------------
                                           Name:  Barbara A. Caulfield
                                           Title: Exec. V.P. and General Counsel

                                                                         Annex A

                              PLAN OF DISTRIBUTION

        The common stock is being registered to permit public secondary trading of these securities by the holders thereof from time to time after the date of this prospectus. The Company will not receive any of the proceeds from the offering of the common stock by selling securityholders.

        The selling securityholders, including their pledgees or donees, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling securityholder will be responsible for underwriting discounts or commissions or agent's commissions. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve block transactions:

        - on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

        -      in the over-the-counter market;

        - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

        -      through the writing of options.

        In connection with sales of the common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock and deliver the common stock to close out short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such securities.

        The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them hereby will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling securityholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

        To the extent required, the specific common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        The Company entered into a registration rights agreement for the benefit of the selling securityholders to register their common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling securityholders and the Company and their and the Company's respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the common stock covered by this prospectus.

                                      A-2